UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 18, 2003

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 5.                    Other Events.

On November 18, 2003, Wave Systems Corp. (“Wave”) entered into a Securities Purchase Agreement, dated as of November 18, 2003 (the “Purchase Agreement”), pursuant to which Wave sold and issued 3,725,263 shares of Class A Common Stock, par value $.01 per share (the “Common Shares”), and warrants (the “Warrants”) to purchase Wave’s Class A Common Stock (the “Warrant Shares”), in a private placement to certain institutional and accredited investors (the “Purchasers”) for an aggregate purchase price of $7,078,000. The Purchase Agreement is attached hereto as Exhibit 10.1.  The Common Shares, Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.”

The Common Shares were priced at $1.90 per share.  The Warrants have a three (3) year term and an exercise price equal to $2.62 per share, representing 1,092,904 shares of Class A Common Stock (including 161,595 shares of Class A Common Stock for Warrants issued to the placement agents).  The rights of the holders of the Warrants are more fully set forth in the form of Warrant attached hereto as Exhibits 10.2.

The Securities are not currently registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  As part of the financing, Wave has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Common Shares and the Warrant Shares.  The Registration Rights Agreement is attached hereto as Exhibit 10.3.

On November 19, 2003, the Company issued a press release announcing the transaction. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit 10.1	Form of Securities Purchase Agreement, dated as of November 18, 2003, by and among Wave and the purchasers of the Class A Common Stock.

Exhibit 10.2	Form of Warrant issued by Wave to each of the purchasers of the Class A Common Stock and the placement agents, dated as of November 18, 2003.

Exhibit 10.3	Form of Registration Rights Agreement by and among Wave and the purchasers of the Class A Common Stock, dated as of November 18, 2003.

Exhibit 99.1	Press Release of Wave, dated November 19, 2003, announcing the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Steven Sprague
Steven Sprague
Chief Executive Officer

Dated: November 24, 2003

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Securities Purchase Agreement, dated as of November 18, 2003, by and among Wave and the purchasers of the Class A Common Stock.

Exhibit 10.2	Form of Warrant issued by Wave to each of the purchasers of the Class A Common Stock and the placement agents, dated as of November 18, 2003.

Exhibit 10.3	Form of Registration Rights Agreement by and among Wave and the purchasers of the Class A Common Stock, dated as of November 18, 2003.

Exhibit 99.1	Press Release of Wave, dated November 19, 2003, announcing the private placement.